UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2026
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(650) 285-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2026, John Markovich, Chief Financial Officer of D-Wave Quantum Inc. (“D-Wave” or the “Company”), notified the Company of his intention to retire and thus resign from his position as Chief Financial Officer effective September 2, 2026.

“John has made significant contributions to D-Wave’s success over the last five years, playing a pivotal role in taking the company public in 2022, raising over $900 million in capital, improving and growing our financial performance, and developing an achievable path for the company to reach profitability,” said Dr. Alan Baratz, CEO of D-Wave. “I want to thank John for his partnership and wish him the very best in his retirement.”

Mr. Markovich’s resignation was not the result of any disagreement with the Company on any matter related to the Company’s business, operations, accounting policies, practices, financial statements, disclosure controls and procedures or internal control over financial reporting.

Greg Golkov, age 49, the Company’s senior vice president of finance, will become the Company’s acting Chief Financial Officer and principal financial and principal accounting officer. Mr. Golkov brings more than 25 years of finance and accounting experience across publicly traded and private equity-backed technology companies, including building finance teams, improving financial processes, supporting strategic decision-making, and establishing policies and internal controls. Mr. Golkov has served as D-Wave’s senior vice president of finance since May 2023, with responsibility for accounting, SEC reporting, financial planning and analysis, treasury and tax. From October 2020 to March 2023, Mr. Golkov served as vice president, controller of Butterfly Network, Inc., where he helped lead the company’s transition to public company reporting. From August 2018 to October 2020, he served as senior vice president, finance of Kaseya where he led finance transformation and merger and acquisition integration initiatives. Mr. Golkov holds a bachelor’s degree from the Wharton School at the University of Pennsylvania and is a Certified Public Accountant.

If Mr. Golkov’s compensation is amended in connection with the above, the Company will file an amendment to this Form 8-K. There are no transactions between Mr. Golkov and the Company that would be reportable under Item 404(a) of Regulation S‑K. There are no arrangements or understandings between Mr. Golkov and any other persons pursuant to which Mr. Golkov was selected to become the Company’s acting Chief Financial Officer and principal financial and principal accounting officer, and Mr. Golkov has no family relationships with any of the Company’s directors or executive officers.

A copy of the press release announcing Mr. Markovich’s resignation as Chief Financial Officer and that Mr. Golkov will become the Company’s acting Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated August 25, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2026	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer